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                                                                   EXHIBIT 10.4


                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of April 15, 2002 by and between L J International Inc., a British Virgin Islands corporation (the "Company") and Navigator Investments Holding IX Limited, a Nevis corporation (the "Purchaser").

                  The parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1. Certain Definitions.

                  (a) "Applicable Discount" shall mean 10%.

                  (b) "Average Daily Price" shall be the price based on the VWAP of the Company on the Principal Market.

                  (c) "Commencement Date" shall mean the first day of a Draw Down Pricing Period.

                  (d) "Daily Purchase Price" shall mean the price paid per Share during each applicable Draw Down Pricing Period calculated on a daily basis and determined by subtracting the Applicable Discount from one and multiplying the result by the corresponding VWAP. A pro-rata portion equal to 1/x of the Draw Down amount (where x equals the number of Trading Days in the Draw Down Pricing Period) will be allocated to purchase whole shares of Common Stock at the Daily Purchase Price for the corresponding Trading Day.

                  (e) "Disclosure Schedule" shall mean the schedule provided by the Company to the Purchaser to disclose exceptions to the representations and warranties of the Company contained in Article III hereof. The Disclosure Schedule shall specifically identify the Section number(s) of the representation(s) and warranty(ies) to which each exception relates.

                  (f) "Draw Down" shall have the meaning assigned to such term in Section 6.1(a) hereof.

                  (g) "Draw Down Notice" shall have the meaning assigned to such term in Section 6.1(e) hereof.

                  (h) "Draw Down Pricing Period" shall mean the period of five, ten, fifteen or twenty consecutive Trading Days designated by the Company, and beginning on the date specified, in the Draw Down Notice (as defined in Section 6.1(e) hereof); provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is deemed effective pursuant to
Section 9.4 hereof; provided, further, that if the Commencement

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Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date.

                  (i) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares is declared effective.

                  (j) "Investment Amount" shall have the meaning assigned to such term in Section 6.1(e) hereof.

                  (k) "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and affiliates, taken as a whole and/or any condition, circumstance, or situation that could prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

                  (l) "Placement Agent" shall mean The Bauer Partnership, Inc.

                  (m) "Principal Market" shall mean initially the Nasdaq National Market and shall include the Nasdaq SmallCap Market, OTC Bulletin Board, American Stock Exchange and the New York Stock Exchange, at such time, if any, as the Company is listed and trades on such market or exchange.

                  (n) "Registration Statement" shall mean the registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the United States Securities and Exchange Commission ("SEC") for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement).

                  (o) "SEC Documents" shall mean, as of a particular date, all reports and other documents filed by the Company via the EDGAR system established by the SEC, pursuant to the Securities Act and/or the Exchange Act since January 1, 1998.

                  (p) "Settlement Period" shall have the meaning assigned to such term in Section 6.1(b).

                  (q) "Shares" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants.

                  (r) "Threshold Price" is the lowest Average Daily Price during any Draw Down Pricing Period at which the Company will sell its Common Stock with respect to this Agreement. The Threshold Price shall be identified in the Draw Down Notice, but shall, in no event, be less than $0.50 per share.


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                  (s) "Trading Day" shall mean any day on which the Principal
Market is open for business.

                  (t) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 am EST to 4:00 pm EST) using the AQR function.

                  (u) "Warrants" shall mean the Warrants as that term is defined in Section 5.2(f) hereof.

                                   ARTICLE II
                       PURCHASE AND SALE OF COMMON STOCK

         Section 2.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to $10,000,000 of the Company's Common Stock (the "Commitment Amount"), $.01 par value (the "Common Stock").

         Section 2.2. The Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement. Anything in this Agreement to the contrary notwithstanding, (a) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of Shares pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such issuance, and (b) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser and assuming the Purchaser does not have beneficial ownership of any shares of Common Stock other than the Warrant shares, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the Company's then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         Section 2.3. Purchase Price and Initial Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties and covenants of the Company and the terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of such portion, if any, of the fees set forth in Section
9.1 hereof as remain unpaid (the "Initial Closing"), shall take place at the offices of Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, at such time and place as the Purchaser and the Company may agree upon (the "Initial Closing


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Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representation and Warranties of the Company. Except as set forth in the SEC Documents or on the Disclosure Schedule, the Company hereby makes the following representations and warranties to the Purchaser. Unless the context otherwise requires, references to the "Company" include the Company and each of its subsidiaries.

                  (a) Organization, Good Standing and Power. The Company and each subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company and each subsidiary is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                  (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and to issue the Draw Down Shares pursuant to their respective terms,
(ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or, subject to Section 2.2(a) above, stockholders, is required, and (iii) this Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has, or on the Initial Closing Date will have, duly and validly authorized and reserved for issuance shares of Common Stock sufficient to permit the issuance of all Shares that may be issued pursuant to this Agreement.

                  (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.01 par value, of which 8,671,615 shares are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip,


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rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the Disclosure Schedule, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities, and the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which could have a Material Adverse Effect. The Company has made available to the Purchaser true and correct copies of the Company's Memorandum of Association as in effect on the date hereof (the "Charter"), and the Company's Articles of Association as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                  (d) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, will not be subject to the preemptive or similar rights of any person, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its


                                       5
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obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof [other than any filings which may be required to be made by the Company with Nasdaq, the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto]; provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                  (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser true and complete copies of the SEC Documents filed with the SEC since December 31, 1998 (which availability is deemed to have been made to the extent such SEC Document appears in the EDGAR archives of the SEC on the Internet). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Subsidiaries. The SEC Documents set forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any


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subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                  (h) No Material Adverse Effect. Since April 30, 2001 no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

                  (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                  (j) No Undisclosed Events or Circumstances. To the Company's knowledge no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (k) Indebtedness. The SEC Documents set forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business and payroll consistent with past practice), (ii) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those that would not have a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.


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                  (m) Actions Pending. There is no action, suit, claim,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                  (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (o) Taxes. The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                      No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that

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the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                      The Company has not made an election under Section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code.

                      For purposes of this Section 3.1(o):

                      "IRS" means the United States Internal Revenue Service.

                      "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                      "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  (p) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement, except to the extent of any such payment to the Placement Agent.

                  (q) Disclosure. To the best of the Company's knowledge, neither this Agreement, nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact or omit any fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

                  (r) Operation of Business. The Company operates its business substantially in the manner set forth in the SEC Documents. The Company and each of the subsidiaries owns or has acquired the requisite legal right to use all patents, trademarks, service marks, trade names,

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copyrights, licenses and other authorizations (collectively, "Intellectual
Property") as set forth in the SEC Documents, which are necessary for the conduct of its business as now conducted. To the knowledge of the Company, the present business and activities of the Company do not infringe any Intellectual Property rights of any other person, except where such infringement would not have a Material Adverse Effect.

                  (s) Regulatory Compliance. The Company has all necessary licenses, registrations and permits to conduct its business as now being conducted in all states where the Company conducts its business, except where the failure to so comply would not have a Material Adverse Effect.

                  (t) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company (i) maintains books and records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of its assets, and (ii) has devised and maintains a system of accounting controls sufficient to provide reasonable assurances that transactions are recorded so as to permit financial statements to be prepared in accordance with GAAP and maintain accountability for assets (including cash).

                  (u) Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form F-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                  (v) Transactions with Affiliates. Except as set forth in the SEC Documents, to the Company's knowledge, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $50,000 between (i) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                  (w) Securities Laws. The outstanding securities of the Company were not issued in violation of applicable securities laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Shares.

                  (x) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of filing the April 30, 2001 Form 20-F, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                  (y) Absence of Certain Developments. Except as provided in SEC Documents, since April 30, 2001, neither the Company nor any subsidiary has:

                      (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                      (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                      (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                      (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                      (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                      (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights;

                      (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business;

                      (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                      (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                      (x) entered into any other material transaction, whether or not in the ordinary course of business;

                      (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or

                      (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                  (z) Governmental Approvals. Except as set forth in the SEC Documents, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution of this Agreement, or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                  (aa) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                  (bb) Acknowledgment Regarding Purchaser's Purchase of Shares. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company, following consultation with its representatives, including counsel.

                  (cc) DWAC Eligibility. The Company's Common Stock, and its transfer agent, are eligible to participate in the DWAC system, and there are no impediments to use of the DWAC system that could adversely affect consummation of the transactions contemplated hereby and by the Escrow Agreement.

         Section 3.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

                  (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevis.

                  (b) Authorization, Power and Enforcement. (i) The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder; (ii) the execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action; and (iii) this Agreement has been duly executed and delivered by the Purchaser and at the Initial Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of Purchaser's charter or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                  (e) Accredited Investor. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (f) General. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE IV
                                    COVENANTS

         The Company covenants with the Purchaser as follows:

         Section 4.1 Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

         Section 4.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchasers with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three Trading Days of the Company's receipt thereof, until the Purchasers have disposed of all of their Registrable Securities.

         Section 4.3 Registration Statement. The Company shall cause the Registration Statement to be filed with the SEC in accordance with the Registration Rights Agreement. The Purchaser shall not be obligated to accept a Draw Down request from the Company, unless the

Registration Statement is effective and the prospectus included in the Registration Statement is current.

         Section 4.4 Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto.

         Section 4.5 Escrow Arrangement. The Company and the Purchaser shall enter into an escrow agreement with Atlas Pearlman, P.A. (the "Escrow Agent") in the Form of Exhibit B hereto (the "Escrow Agreement") respecting payment against delivery of the Shares.

         Section 4.6 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 4.7 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 4.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligations to the Purchaser under this Agreement.

         Section 4.9 Limitation on Future Financing. The Company agrees that it will not enter into any agreement for the sale of its securities in an equity line financing or substantial equivalent until the earlier of (i) 24 months from the effective date of the Registration Statement or (ii) 60 days after the entire $10,000,000 of Common Stock has been purchased by the Purchaser hereunder. For purposes hereof, an "equity line financing or substantial equivalent" shall mean equity line financings similar in scope to the financing contemplated hereby, wherein the Company has the right to "put" its securities to an investor, at the Company's sole discretion, at a purchase price calculated pursuant to a formula that applies a discount to the market price for the Company's Common Stock.

         The Purchaser covenants with the Company as follows:

         Section 4.10 Limitation on Activities.

                  (a) Neither (i) the Purchaser, (ii) any officer, director or affiliate of the Purchaser, nor (iii) any other person for the account or benefit of, or upon the order or instruction of, any officer, director or affiliate of the Purchaser, either alone or in combination with any other such person, will have, during the period beginning 30 days prior to commencement of the

Commitment Period and continuing until the end of the Commitment Period or the earlier termination of this Agreement, a Net Put Equivalent Position (as hereinafter defined) with respect to any security issued by the Company.

                  (b) For purposes of this Section 4.10, "Net Put Equivalent Position" shall mean any security position, including but not limited to any derivative security position, that on a net basis increases in value as the value of the security issued by the Company decreases, including but not limited to, a net short position, a net long put option position and a net short call option position.

                  (c) Notwithstanding the foregoing, the Purchaser shall be permitted to sell shares of the Company's common stock and otherwise be in a Net Put Equivalent Position, solely to the extent of the Purchaser's entitlement to shares of the Company's common stock that are the subject of a Draw Down Notice tendered by the Company to the Purchaser.

                                   ARTICLE V
                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

         Section 5.1. Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

                  (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 5.2. Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time prior to the Initial Closing in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e) Opinion of Counsel, Etc. At the Initial Closing, the Purchaser shall have received an opinion of outside counsel to the Company, dated the date of the Initial Closing, in the form of Exhibit C hereto, and such other certificates as the Purchaser may reasonably request.

                  (f) Commitment Fee. The Company shall have delivered to the Purchaser or its designee(s), common stock purchase warrants (the "Warrants") to purchase up to 150,000 shares of the Company's Common Stock, in the form of Exhibit E hereto.

         Section 5.3. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

                  (a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied, or the Purchaser shall have waived, at or prior to the Initial Closing, the conditions set forth in Section 5.2 hereof

                  (b) Effective Registration Statement. The Registration Statement registering the Shares shall have been declared effective by the SEC and shall remain effective on such Settlement Date.

                  (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

                  (d) Material Adverse Effect. No event shall have occurred that could reasonably be likely to have a Material Adverse Effect.

                  (e) Opinion of Counsel. The Purchaser shall have received a "down-to-date" letter from the Company's outside counsel in the form of Exhibit C hereto confirming that, among other things, there is no change from the counsel's previously delivered opinion, or specifying with particularity the reason for any change.

                                   ARTICLE VI
                                 DRAW DOWN TERMS

         Section 6.1. Draw Down Terms. Subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

                  (a) The Company may, in its sole discretion, issue and exercise a draw down (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept for a period of 24 months commencing immediately after the Effective Date (the "Commitment Period"). Subject to the terms and conditions hereof, the Company may issue and exercise an unlimited number of Draw Downs during the Commitment Period.

                  (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 6.1(d) herein and settled (i) as to the 1st through the 5th Trading Days after the applicable Commencement Date (the "First Settlement Period"), on the 7th Trading Day after such Commencement Date and (ii) as to the 6th through the 10th Trading Days after the applicable Commencement Date (the "Second Settlement Period"), on the 12th Trading Day after such Commencement Date, (iii) as to the 11th through the 15th Trading Days after the applicable Commencement Date (the "Third Settlement Period"), on the 17th Trading Day after such Commencement Date and (iv) as to the 16th through the 20th Trading Days after the applicable Commencement Date (the "Fourth Settlement Period"), on the 22nd Trading Day after such Commencement Date (each, a "Settlement Date" and the First, Second, Third and Fourth Settlement Periods collectively referred to as "Settlement Periods"). In connection with each Draw Down Pricing Period, the Company may set the Threshold Price. If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such day. A pro-rata portion equal to 1/x of the Draw Down amount (where x equals the number of Trading Days in the Draw Down Pricing Period) will be allocated to purchase whole shares of Common Stock at the Daily Purchase Price for the corresponding Trading Day.

                  (c) The minimum Investment Amount shall be $50,000 and the maximum Investment Amount during any Draw Down Pricing Period shall not be greater than the product obtained by multiplying (i) the average daily trading volume for the Company's Common Stock on the Principal Market, for the number of consecutive Trading Days as is equal to the number of days in the Draw Down Notice (the "Trading Day Measurement Period"), ending on the day prior to the Draw Down Notice, times (ii) the number of trading days in the Draw Down Pricing Period, times (iii) the average VWAP during the Trading Day Measurement Period, times (iv) 20%.

                  (d) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to (for each Trading Day within the Settlement Period) (x) 1/x of the Investment Amount, divided by (y) the Daily Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                      (i) if the Average Daily Price on a given Trading Day is less than the Threshold Price, then the Investment Amount will be reduced by 1/x and that day shall be withdrawn from the Settlement Period;

                      (ii) if trading of the Common Stock on the Principal Market is suspended for more than three hours, in the aggregate, on any Trading Day during the Settlement Period, the Investment Amount shall be reduced by 1/x and that day shall be withdrawn from the applicable Settlement Period; and

                      (iii) if the trading volume for the Common Stock on the Principal Market on any Trading Day is less than 50% of the rolling average trading volume for the immediately preceding 20 consecutive Trading Days, the Investment Amount shall be reduced by 1/x and that day shall be withdrawn from the applicable Settlement Period.

                  (e) The Company must inform the Purchaser by delivering before the Commencement Date a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with Section 9.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise. If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date. The Company may not deliver a new Draw Down Notice until the Trading Day following the final Settlement Date for the preceding Draw Down Pricing Period. At no time shall the Purchaser be required to purchase more than the maximum Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period.

                  (f) On the Trading Day following the end of each Settlement Period (i) the Company and the Purchaser shall each execute and deliver to the other and to the Escrow Agent via facsimile transmission, a settlement certificate in the form of Exhibit A to the Escrow Agreement (the "Settlement Certificate") quantifying the amount of the Draw Down and the number of Shares of Common Stock to be purchased, (ii) the Company will file a prospectus supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the prospectus and prospectus supplement to the Purchaser prior to the release of funds by the Escrow Agent, (iii) the Company shall cause the delivery of that number of whole shares of Common Stock of the Company designated in the Settlement Certificate (the "Settlement Shares"), in the manner required by the Escrow Agreement, and (iv) the Purchaser shall transmit payment in an amount equal to the payment designated as "Net Proceeds to the Company" in the Settlement Certificate (the "Settlement Payment"), to the Escrow Agent in the manner required by the Escrow Agreement.

                  (g) On the Settlement Date, and provided that the provisions of Section 6.1(f) have been complied with (i) the Escrow Agent shall transmit the Settlement Payment to the Company in the manner required by the Escrow Agreement and (ii) the Escrow Agent shall cause the delivery of the Settlement Shares to the Purchaser in the manner required by the Escrow Agreement. Notwithstanding the foregoing, in the event the Settlement Shares are not received by the Escrow Agent on or prior to 12:00 noon on the Settlement Date, transmission of the Settlement Payment to the Company will be made by next day available funds. The Settlement Payment shall reflect deduction of the Escrow Agent fee of $1,500, as well as any fee due to the Placement Agent. The process of delivery of the Shares against payment therefor is herein referred to as "Settlement".

                  (h) In the event the Company fails to deliver the Shares of Common Stock purchased by the Purchaser within five business days of the applicable Settlement Date, then (i) the Company shall pay to the Purchaser or its designee(s), in cash or restricted shares of the Company's Common Stock, at the option of the Company, as liquidated damages and not as a penalty, an amount equal to two percent of the Draw Down amount for the initial 30 day period in which such failure occurs, and a pro-rated amount for each 30 day period thereafter until such failure has been cured, and (ii) the Purchaser shall not be obligated to purchase any additional shares of Common Stock for the remainder of the applicable Draw Down Pricing Period.

                                  ARTICLE VII
                                  TERMINATION

         Section 7.1. Termination. The term of this Agreement shall be 24 months from the Effective Date.

         Section 7.2. Other Termination.

                  (a) The Purchaser may terminate this Agreement upon one Trading Day's notice if (i) a Material Adverse Effect has occurred and has not been resolved to the satisfaction of the Purchaser, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the listing of the Common Stock on the OTC Bulletin Board, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange or (iii) the Company files for protection from creditors under any applicable law.

                  (b) The Company may terminate this Agreement upon one Trading Day's notice if the Purchaser shall fail to fund a properly noticed Draw Down within three Trading Days of a Settlement Date.

         Section 7.3. Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and
Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1. General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, principals, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

         Section 8.2. Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Fees and Expenses. The Company shall pay all fees and expenses related to the transactions contemplated by this Agreement, other than legal fees and expenses of the Purchaser; provided, that, upon execution of this Agreement, the Company shall pay all attorneys fees and expenses (inclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $45,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder, the receipt of $20,000 of which is hereby acknowledged. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto. The Company shall also pay the Placement Agent an amount equal to 4% of each Investment Amount, payable at the time of

Settlement, pursuant to the terms of an agreement dated March 12, 2002, by and between the Company and the Placement Agent.

         Section 9.2. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         Section 9.3. Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement and the Escrow Agreement and the documents contemplated hereby and thereby, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 9.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile with electronic confirmation of transmission, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                 L J International Inc.
                                   Unit #12, 12/F, Block A
                                   Focal Industrial Centre
                                   21 Man Lok Street
                                   Hung Hom, Kowloon, Hong Kong
                                   Attn:  Yu Chuan Yih, CEO
                                   Tel:  011 852 2764 3622
                                   Fax:  011 852 2764 3783

With copies to:                    Andrew N. Bernstein, P.C.
                                   5445 DTC Parkway, Suite 520
                                   Greenwood Village, Colorado 80111
                                   Attn:  Andrew N. Bernstein, Esq.
                                   Tel:  (303) 770-7131
                                   Fax:  (303) 770-7332

If to the Purchaser:               Navigator Investments Holding IX Limited
                                   P.O. Box 556, Hunkins Plaza
                                   Charlestown
                                   Nevis, British West Indies
                                   Attn:  Ernie Dover
                                   Tel:  (869) 469-1333
                                   Fax:  (869) 469-0968

With a copy to:                    Navigator Asset Management Advisers, Ltd.
                                   55 Conduit Street, 1st Floor
                                   London WIR 9FD
                                   United Kingdom
                                   Attn: Peter Geddes
                                   Tel:  44 20 7494 5900
                                   Fax:  44 20 7494 5901

and:                               Atlas Pearlman, P.A.
                                   350 East Las Olas Boulevard
                                   Suite 1700
                                   Fort Lauderdale, FL  33301
                                   Attn:  Steven I. Weinberger, Esq.
                                   Tel:  (954) 763-1200
                                   Fax:  (954) 766-7800

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

         Section 9.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto. The rights and obligations of the parties may not be assigned.

         Section 9.8. No Third Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9. Governing Law/Arbitration.This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. Any dispute arising under this Agreement (other than the Escrow Agreement) shall be submitted to arbitration under the rules of the American Arbitration Association (the "AAA"), shall be heard in Palm Beach or Broward County, Florida, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter referred to as the "Board of Arbitration") selected according to the rules of the AAA. The Board of Arbitration shall meet on consecutive business days, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Florida. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

         Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         Section 9.11. Publicity. Prior to the Initial Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Initial Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; and, further provided, that the Purchaser's consent shall not be necessary with respect to any press release or public statement that contains no information that differs materially from the substance of a press release or public statement theretofore approved by the Purchaser.

         Section 9.12. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

         Section 9.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.


                                        L J INTERNATIONAL INC.


                                        By:
                                            -----------------------------------
                                              Name:    Yu Chuan Yih
                                              Title:   Chairman


                                        NAVIGATOR INVESTMENTS
                                        HOLDING IX LIMITED


                                        By:
                                            -----------------------------------
                                              Name:    Ernie Dover
                                              Title:   Authorized Signatory